                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                               AMBIENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

PRELIMINARY COPY
                               AMBIENT CORPORATION
                                79 CHAPEL STREET
                                NEWTON, MA 02458

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        NOTICE IS HEREBY GIVEN that the 2006 annual meeting (the "Annual Meeting") of the stockholders of AMBIENT CORPORATION (the "Company") will be held at [9:30 a.m.], on [April 26], 2006, at [the Hyatt Charlotte at Southpark, located at 5501 Carnegie Boulevard, Charlotte, NC 28209] to:

        (i) elect three directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

        (ii) amend the Company's certificate of incorporation to increase the number of shares of common stock, par value $.001 per share, that the Company is authorized to issue from 300 million to 500 million shares;

        (iii) amend the Company's certificate of incorporation to authorize the Board of Directors to issue, from time to time in one or more series, up to 5,000,000 shares of preferred stock, par value $.001 per share, and in connection with the creation of any such series, by resolution providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and the designations, preferences and relative, participating, optional or other special rights thereof;

        (iv) amend the Company's 2002 Non-Employee Directors Stock Option Plan to increase the number of shares of Common Stock issuable thereunder from 4,000,000 to [6,000,000] shares;

        (v) ratify the appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as the Company's independent public accountants for the year ending December 31, 2006; and

        (vi) transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

        The Board of Directors has fixed the close of business on March [20], 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

        If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted at the meeting, the Board of Directors requests that you complete, sign, and date the enclosed proxy card and promptly return it by mail in the postage paid envelope provided.

                                          By Order of the Board of Directors

                                          John J. Joyce
                                          Chief Executive Officer and President
March [23], 2006

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                               AMBIENT CORPORATION
                                79 CHAPEL STREET
                                NEWTON, MA 02458

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                         to be held on [April 26], 2006

        This Proxy Statement is being sent to the stockholders of Ambient Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's board of directors (the "Board of Directors" or the "Board") for use at the 2006 annual meeting (the "Annual Meeting") of the Company's stockholders (the "Stockholders") to be held at the Hyatt Charlotte at Southpark, located at 5501 Carnegie Boulevard, Charlotte, NC 28209] on [Wednesday April 26], 2006, at [9:30 a.m.], and any adjournment(s) thereof. At the Annual Meeting, the Stockholders will be asked to:

        (i) elect three directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

        (ii) amend the Company's certificate of incorporation (the "Certificate of Incorporation") to increase the number of shares of common stock, par value $0.001 per share ("Common Stock"), that the Company is authorized to issue from 300 million shares to 500 million shares;

        (iii) amend the Certificate of Incorporation to authorize the Board of Directors to issue, from time to time, and in one or more series, up to 5,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"), and in connection with the creation of any such series, by resolution providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and the designations, preferences and relative, participating, optional or other special rights thereof;

        (iv) amend the Company's 2002 Non-Employee Directors Stock Option Plan (the "2002 Directors Plan") to increase the number of shares of Common Stock available for issuance thereunder from 4,000,000 to [6,000,000] shares;

        (v) ratify the appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. ("Rotenberg") as the Company's independent public accountants for the year ending December 31, 2006; and

        (vi) transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

        If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy card. If no instructions are given, the individual named as proxy will vote your shares (i) FOR the election as directors of the nominees of the Board of Directors named below; (ii) FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500 million; (iii) FOR the proposal to amend the Certificate of Incorporation to authorize the Board of Directors to issue up to 5,000,000 shares of Preferred Stock in one or more series with the designations, preferences and rights to be determined by the Board; (iv) FOR the proposal to amend the 2002 Directors Plan to increase the number of shares of Common Stock available for issuance thereunder to 6,000,000; (v) FOR the ratification of the appointment of Rotenberg as the Company's independent public accountants for the year ending December 31, 2006; and (vi) in the discretion of the proxy named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment(s) thereof.

        Any stockholder returning the accompanying proxy card may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company at the address indicated above a duly executed proxy card bearing a later date or a written instrument revoking the proxy card or by personally appearing at the Annual Meeting and voting in person.

        This Proxy Statement is first being mailed to stockholders on or about March [23], 2006.

                                  VOTING RIGHTS

        All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock of record at the close of business on March [20], 2006 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were a total of [167,434,381] shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

        Stockholders representing a majority of the Common Stock issued and outstanding as of the Record Date, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment(s) thereof. Abstentions and shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion are counted as shares that are present at the annual meeting for purposes of determining a quorum. Assuming a quorum is present at the Annual Meeting, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (election of directors); the affirmative vote of a majority of the shares issued and outstanding is required for approval of each of Proposals No. 2 (increase in authorized Common Stock) and No. 3 (authorization of issuance of Preferred Stock in one or more series by the Board); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposals No. 4 (increase in Common Stock available under the 2002 Directors Plan) and No. 5 (ratification of independent public accountants). If you hold shares in a brokerage account, then:

o With respect to Proposal No. 1 (Election of Directors), your broker is entitled to vote your shares on these matters if no instructions are received from you. Abstentions may not be specified as to the election of directors;

o With respect to Proposal No. 2 (Increase Authorized Shares of Common Stock) and Proposal No. 5 (Ratification of the Appointment of the Independent Auditor), your broker is entitled to vote your shares on these matters if no instructions are received from you. Abstentions will be counted as votes against Proposal No. 2 but are not considered votes cast and, therefore, will be counted neither for nor against Proposal No. 5.

o With respect to Proposal No. 3 (authorization of Issuance of Preferred Stock in one or more Series by Board) and Proposal No. 4 (Increase in Common Stock Available Under 2002 Directors Plan), your failure to give voting instructions to your broker will result in a broker non-vote since your broker is not entitled to vote your shares on these matters unless it receives instructions from you. Broker non-votes and abstentions will be counted as votes against Proposal No. 3 but are not considered as votes cast and, therefore, will be counted neither for nor against Proposal No. 4.

                    STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL HOLDERS

        The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and the Named Executive Officers (as defined below) and (c) all current directors and executive officers of the Company as a group.

                                              Number of Shares         Percent of
Name of Beneficial Owner(1)                 Beneficially Owned(2)    Common Stock(2)
---------------------------                 ---------------------    ---------------
John J. Joyce, Chairman, CEO and President        4,415,000 (3)           2.64%

Ramdas Rao, Chief Network Architect               3,992,000 (4)           2.38%

Michael Widland, Director                         1,283,334 (5)              *

D. Howard Pierce, Director                          800,000 (6)              *

Consolidated Edison, Inc.                        40,000,000 (7)          23.89%

Lauren Farrell, Former CFO                          400,000 (8)              *

All directors and executive officers as
a group (4 persons) (9)                          10,490,334               6.27%

* Indicates less than 1%.

(1) Unless otherwise indicated, the address of each person listed is c/o Ambient Corporation, 79 Chapel Street, Newton, Massachusetts 02458.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.

(3) Represents (i) 1,040,000 shares of Common Stock and (ii) 3,375,000 shares of Common Stock issuable upon the exercise of options issued under the Company's 2000 Equity Incentive Plan (the "2000 Incentive Plan").

(4) Represents (i) 1,000,000 shares of Common Stock and (ii) 2,992,000 shares of Common Stock issuable upon exercise of options issued under the 2000 Incentive Plan.

(5) Represents (i) 133,334 shares of Common Stock, (ii) 605,000 shares of Common Stock issuable upon exercise of non-plan options and (iii) 545,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(6) Represents (i) 500,000 shares of Common Stock issuable upon exercise of non-plan options and (ii) 300,000 shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan.

(7) Includes 5,000,000 shares of Common Stock issuable upon exercise of a three-year warrant issued in October 2003. The foregoing is based on the Amendment No. 1 to Schedule 13D filed by the beneficial owner in March 2003. The address of the beneficial owner is c/o Consolidated Edison Co. of New York, Inc. 4 Irving Place, New York, NY 10003. So long as the beneficial owner continues to hold 20% of the outstanding Common Stock, it is entitled to designate one member of Company's Board of Directors. To date, the beneficial owner has not designated a member to the Board.

(8) Represents shares of Common Stock issuable upon exercise of options issued under the 2000 Incentive Plan. Ms. Farrell served as the Company's Chief Financial Officer from March 2005 until her resignation in January 2006.

(9) See Footnotes 3 through 6.

                             EXECUTIVE COMPENSATION

        The following table sets forth all compensation earned by the Company's Chief Executive Officer and the most highly compensated executive officers and key employees of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 2005 (the "Named Executive Officers"):

                              SUMMARY COMPENSATION TABLE

                                          Annual Compensation      Long-Term Compensation
                                          ----------------------   ----------------------
                                                                   Securities
Name and                                                           Underlying
Principal Position              Year      Salary($)     Bonus($)   Options (#)(1)
John J. Joyce                   2005        295,962       71,250         --
Chief Executive Officer         2004        304,583      120,000     2,000,000
                                2003        251,083           --         --

Ramdas Rao                      2005        176,237           --     2,992,000(2)
Chief Network Architect         2004        181,250       35,000     1,550,000
                                2003        142,083           --         --

Lauren Farrell (3)              2005        134,785           --       400,000(2)
Former Chief Financial Officer  2004             --           --         --
                                2003             --           --         --

(1) Represents shares of Common Stock issuable upon exercise of options issued under the 2000 Incentive Plan in the year indicated.

(2) Represents shares of Common Stock issuable upon exercise of options issued in previous years and either repriced and or accelerated in December 2005. See "Report on Repricing of Options" below.

(3) Ms. Farrell served as the Company's Chief Financial Officer from March 2005 until her resignation in January 2006.

                              OPTION GRANTS IN 2005

        The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended December 31, 2005:

                   NUMBER OF
                   SECURITIES      % OF TOTAL
                   UNDERLYING    OPTIONS GRANTED    EXERCISE OR
                     OPTIONS     TO EMPLOYEES IN       BASE         EXPIRATION
NAME               GRANTED (#)   FISCAL YEAR (%)     PRICE ($)         DATE
----------------   -----------   ---------------   -------------   ------------
Ramdas Rao            242,000         2.0%          $      0.20     12/1/2010(1)
                    1,000,000         8.4%          $      0.20     3/31/2012(2)
                      200,000         1.7%          $      0.20     9/10/2012(3)
                      800,000         6.7%          $      0.20     1/25/2014(4)
                      750,000         3.2%          $      0.20     8/30/2014(5)

Lauren Farrell        400,000         3.4%          $      0.20    12/31/2006(6)

(1) Represents an option originally granted in December 2000, exercisable at $2.50 per share and vesting over four years. See "Report on Repricing of Options" below.

(2) Represents an option originally granted in January 2002 exercisable at $0.50 per share and vesting over three years. See "Report on Repricing of Options" below.

(3) Represents an option originally granted in September 2002, exercisable at $0.20 per share and vesting over three years. See "Report on Repricing of Options" below.

(4) Represents an option originally granted in January 2004, exercisable at $0.20 per share and vesting over two years. See "Report on Repricing of Options" below.

(5) Represents an option originally granted in August 2004, one half of which was exercisable at $0.30 per share and one half of which was exercisable at $0.50 per share and all vesting over two years. See "Report on Repricing of Options" below.

(6) Represents an option originally granted in March 2005, exercisable at $0.38 per share, vesting over two years from the date of grant and scheduled to expire in March 2015. See "Report on Repricing of Options" below. The option was amended to expire on December 31, 2006 in connection with Ms. Farrell's resignation from her position as the Company's Chief Financial Officer in January 2006.

               AGGREGATE OPTIONS EXERCISED IN 2005 AND 2005 YEAR END OPTION VALUES

                                               Number of Securities         Value of Unexercised
                                              Underlying Unexercised        In-the-Money Options
                      Shares        Value     Options at Fiscal Year        At Fiscal Year End ($)
                   Acquired on    Realized            End (#)                   Exercisable/
Name               Exercise (#)     ($)      Exercisable/Unexercisable      Unexercisable (1)(2)
----               ------------     ---      -------------------------      --------------------
John Joyce              --           --        3,375,000 /     --            $     --  /   --

Ramdas Rao              --           --        2,992,000 /     --            $     --  /   --

Lauren Farrell(3)       --           --          400,000 /     --                  --  /   --

(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($0.10) on December 30, 2005, as quoted on the OTC Bulletin Board.

(2) See "Report on Repricing of Options" below.

(3) Lauren Farrell served as the Company's Chief Financial Officer from March 2005 until her resignation in January 2006.

                              EMPLOYMENT AGREEMENTS

        The Company and John J. Joyce are parties to an amended and restated employment agreement dated as of July 8, 2004, pursuant to which Mr. Joyce is employed as the Company's Chief Executive Officer. Under the agreement, Mr. Joyce is entitled to be paid an annual salary of $285,000, subject to annual cost of living adjustments. The agreement provides for an initial term ending December 31, 2007. After expiration of the initial term, the agreement will automatically renew for successive one-year terms unless terminated by the Company upon written notice given not less than 90 days prior to the expiration of the then-current term. The agreement also contains certain provisions for early termination, including in the event of a change in control, which may result in a severance payment equal to two years of base salary then in effect and the continuation of certain benefits.

        The Company and Ramdas Rao are parties to an amended and restated employment agreement dated as of August 11, 2004, pursuant to which Mr. Rao is employed as the Company's Chief Network Architect at an annual salary of approximately $171,000, subject to review. The employment agreement has an initial term of two years and renews automatically for successive one-year terms unless either party gives notice of its election to not renew to the other at least 60 days prior to the expiration of the then-current term. The agreement also contains certain provisions for early termination, which may result in a severance payment equal to one year of base salary then in effect.

        Each of these agreements includes certain customary confidentiality and non-compete provisions that prohibit the executive from competing with the Company for one year, or soliciting the Company's employees for one year, following the termination of his employment.

                         REPORT ON REPRICING OF OPTIONS

        In December 2005, the Board of Directors approved the repricing to $0.20 per share of all outstanding stock options with an exercise price of greater than $0.20 per share granted under the 2000 Equity Plan or the 2002 Directors Plan and certain non-plan options then held by the Company's non-employee directors and employees other than the Chief Executive Officer. The repricing was implemented for retention purposes by realigning the cash and equity components of the Company's compensation programs for employees, executive officers and non-employee directors. The exercise price of $0.20 per share was determined based on approximately 200% of market price on the date of repricing. The Board of Directors also accelerated the vesting of all outstanding stock options then held by the Company's non-employee directors and employees other than the Chief Executive Officer.

        As a result of these actions, the following options held by the Named Executive Officers were repriced and/or accelerated: (i) Ramdas Rao (Chief Network Architect): options under the 2000 Plan to purchase 2,992,000 shares of Common Stock; and (ii) Lauren Farrell (Former Chief Financial Officer): options under the 2000 Equity Plan to purchase 400,000 shares of Common Stock.

Dated: March __, 2006

SUBMITTED BY THE COMPENSATION COMMITTEE:

MICHAEL WIDLAND

               INFORMATION RELATING TO EXECUTIVE OFFICERS AND KEY
                     EMPLOYEES WHO ARE NOT DIRECTOR NOMINEES

        Below is certain information relating to current the sole executive officer of the Company who is not also a member of the Board of Directors or a director nominee:

        Ramdas Rao has been the Company's Chief Network Architect since September 2000. From March 2000 until he joined the Company, Mr. Rao was the Chief Information Officer at Mullen, one of the larger advertising agencies in North America. From November 1995 through February 2000, he was the President and Co-Founder of Gaialinks Inc., a company engaged in the development of network management software tools and providing network analysis and consulting services for large heterogeneous, multi-vendor, multi-protocol networks and systems. From January 1990 through November 1995, he was affiliated with Boston University where he was Associate Director (from January 1995 through November
1995) and a Network Systems Manager (from July 1990 through December 1994). Mr. Rao received a B.S. degree in Computer Engineering (cum laude) from Boston University College of Engineering in 1988.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In December 2005, the Board of Directors approved the repricing to $0.20 per share of all outstanding stock options with an exercise price of greater than $0.20 per share granted under the 2000 Equity Plan or the 2002 Directors Plan and certain non-plan options then held by the Company's non-employee directors and employees other than the Chief Executive Officer. The Board of Directors also accelerated the vesting of all outstanding stock options then held by the Company's non-employee directors and employees other than the Chief Executive Officer. As a result of these actions, the following options held by the Company's directors and executive officers were repriced and/or accelerated:
(i) Ramdas Rao (Chief Network Architect): options under the 2000 Plan to purchase 2,992,000 shares of Common Stock; (ii) Lauren Farrell (Former Chief Financial Officer): options under the 2000 Equity Plan to purchase 400,000 shares of Common Stock; (iii) Michael Widland (non-employee director): options under the 2002 Directors Plan and non-plan options to purchase 1,150,000 shares of Common Stock; and (iv) D. Howard Pierce (non-employee director): options under the 2002 Directors Plan and non-plan options to purchase 800,000 shares of Common Stock.

        The Company's retains the law firm of Shipman & Goodwin, LLP ("S&G"), of which Mr. Michael Widland, a non-employee director, is a partner, to perform legal services from time to time. The Company paid S&G $161,963 and $67,247.12 for legal services rendered during 2004 and 2005, respectively.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and persons who beneficially own more than ten percent (10%) of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

        Based solely on review of the copies of such forms received by the Company with respect to 2005, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and officers and persons who own more than 10% of the Common Stock have been complied with.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

                     INFORMATION AS TO NOMINEES FOR DIRECTOR

        The persons named below, all of whom are currently directors of the Company, have been nominated for election as directors by the Board of Directors. If elected, each nominee will hold office until the 2007 annual meeting of the stockholders.

        It is the intention of the person named in the accompanying proxy card to vote FOR the election of the three persons named in the table below as directors of the Company, unless authority to do so is withheld. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxy card will be voted (in the discretion of the person named therein) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board is not aware of any circumstances likely to cause any nominee to become unavailable for election.

        The following table sets forth the name, age and position of each director nominee:

Name                  Age   Position

John J. Joyce         54    Chairman of the Board, CEO, Treasurer and Director

Michael Widland       65    Director

D. Howard Pierce      64    Director

        The business experience, principal occupations and employment, as well as the periods of service, of each of the Company's directors during at least the last five years are set forth below.

        JOHN J. JOYCE has been the Company's Chairman of the Board of Directors and Chief Executive Officer since September 2001 and served as Chief Operating Officer from November 2000 through August 2001. From September 1996 to October 2000, Mr. Joyce served as Senior Vice President of ABB Financial Services Inc. and President of ABB Financial Consulting, the Americas, where he also led the global energy consulting practice within Financial Services. Mr. Joyce developed the Americas branch of ABB Financial Consulting, the financial management consultancy business of ABB Financial Services. From December 1993 to August 1996, Mr. Joyce served with The Capital Markets & Treasury Practice of Price Waterhouse LLP. Returning to the firm he had previously served for more than five years in the general audit practice, Mr. Joyce assumed the responsibilities of Manager, in which he advised corporations on a variety of business issues and strategies. Mr. Joyce was promoted to Director in June 1995. Mr. Joyce is a CPA and holds an MBA from the Stern School of Business, New York University, where he majored in Finance and International Business.

        MICHAEL WIDLAND joined the Board in November 2000. Mr. Widland has been actively practicing law since 1965 and is presently a corporate partner at Shipman & Goodwin LLP of Stamford, Connecticut. Mr. Widland's areas of expertise include commercial and corporate transactions, including financing. He is a former Connecticut Chairman of the Public Contract Section and Business Law Section of the American Bar Association and a member of the Association of Commercial Finance Attorneys.

        D. HOWARD PIERCE joined the Board in November 2004. Until his retirement in June 2001, he served as President and CEO of ABB, Inc., the $5 billion US subsidiary of global industrial, energy and automation provider ABB. Prior to assuming leadership of ABB, Inc., Mr. Pierce served in a number of key executive positions, including President of ABB's Steam Power Plants and Environmental Systems and President of ABB China Ltd.

        There are no family relationships between any of the above directors, and there is no arrangement or understanding between any of the above directors and any other person pursuant to which the director was elected to hold office.

        All directors hold office until the next annual meeting of stockholders and the election and qualification of a successor.

DIRECTOR RESIGNATIONS

        In September 2005, Henry Seduski resigned from his position as a director of the Company in order to pursue other interests. Mr. Seduski's resignation became effective immediately. Prior to his resignation, Mr. Seduski served as a member of the Board's audit committee. Mr. Seduski did not resign because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

DIRECTOR COMPENSATION

        BASE COMPENSATION. During 2005, the Company's directors received no cash compensation for serving on the Board. The Company reimbursed its directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees of which they are members.

        OPTIONS. The Company did not grant any stock options to directors in 2005.

        In December 2005, the Board of Directors approved the repricing to $0.20 per share of all outstanding stock options with an exercise price of greater than $0.20 per share granted under the 2002 Directors Plan and certain non-plan options then held by the Company's non-employee directors. The Board of Directors also accelerated the vesting of all outstanding stock options then held by the Company's non-employee directors. As a result of these actions, the following options held by the Company's non-employee directors were repriced and/or accelerated: (i) Michael Widland: options under the 2002 Directors Plan and non-plan options to purchase 1,150,000 shares of Common Stock; and (ii) D. Howard Pierce: options under the 2002 Directors Plan and non-plan options to purchase 800,000 shares of Common Stock. See "Report on Repricing of Options."

            ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD MEETINGS

        The Board met [six] times during the year ended December 31, 2005. No director who served during the 2005 fiscal year attended fewer than 75% of the meetings of the Board or of the committees of the Board of which he was a member.

        The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, though it encourages directors to attend such meetings.

BOARD COMMITTEES

        The Company has two standing committees: the audit committee (the "Audit Committee") and the compensation/stock option committee (the "Compensation Committee").

        The Company currently does not have a nominating committee. Instead, nominations for the election of directors have been handled by the full Board of Directors, which permits all directors to participate in the process. Due to the small size of the Company and its Board of Directors, the Company believes that this is appropriate.

        In identifying and evaluating candidates to be nominated for election as directors, the Board seeks individuals with relevant experience who can add to the ability of the Board to fulfill its fiduciary obligations and stated business goals. Director candidates must also have high personal and professional ethics, integrity and values. Additionally, director nominees must have sufficient time to devote to the Company's affairs.

        As a small company, the Company has generally used an informal process to identify and evaluate director candidates. The Company has encouraged both independent directors and directors that are not independent to identify nominees for the Board of Directors. The Company has not paid any third party a fee to assist in the nomination process or to identify or evaluate candidates.

        The Company will consider candidates that are nominated by its stockholders. The name, business experience and other relevant background information of a candidate should be sent to the Chief Executive Officer who will then forward such information to the independent directors for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of the Common Stock.

        The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

AUDIT COMMITTEE

        The Audit Committee is responsible for selecting the Company's independent auditors, reviewing the Company's accounting policies, financial procedures and internal controls, the engagement of independent auditors and the general scope of the annual audit and any other services that the auditors may be asked to perform, and review with the auditors their report on the Company's financial statements following the completion of each audit.

        The Audit Committee currently consists of Mr. Pierce. The Company believes that Mr. Pierce meets the independence criteria set out in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers ("NASD") The Board of Directors does not believe that Mr. Pierce qualifies as an "audit committee financial expert" as defined in the rules of the SEC. The Board of Directors believes that Henry Seduski, who served as a member of the Audit Committee until his resignation from the Board of Directors in September 2005, qualified as an audit committee financial expert. The Board of Directors believes that it is difficult for a company with a financial profile such as ours to attract and to afford a director who qualifies as a financial expert. Nonetheless, the Company is seeking an appropriate candidate to join the Board of Directors and the Audit Committee who qualifies as an audit committee financial expert.

        In 2005, the Audit Committee held four meetings.

        The Company's Board of Directors adopted a charter governing the duties and responsibilities of the Audit Committee in December 2002. A copy of the Audit Committee charter is attached hereto as APPENDIX A.

REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

        The Audit Committee acts under a written charter, which was adopted by the Board of Directors in December 2002. The charter, which includes standards set forth in SEC regulations and rules of the NASD includes assisting the Company with:

        o       auditing and integrity of the Company's financial statements;

        o qualification and independence of the Company's independent accountants;

        o       performance of the Company's independent accountants;

        o compliance by the Company with legal and regulatory requirements promulgated by the SEC; and

        o       accounting and financial reporting process.

        As part of its auditing and integrity of the Company's financial statements, the Audit Committee reviewed and discussed with both management and the Company's independent public accountants all financial statements prior to their issuance. Management advised the Audit Committee in all cases that all financial statements were prepared in accordance with accounting principals generally accepted in the United States and reviewed any significant accounting issues with the Audit Committee. These reviews included discussions with the independent public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee also discussed with the Company's independent public accountants matters relating to its independence, including a review of audit fees and the disclosures made to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, for filing with the SEC.

        Henry Seduski served as a member of the Audit Committee until September 2005 when he resigned from the Board of Directors.

Dated: March __, 2006

SUBMITTED BY THE AUDIT COMMITTEE:

D. HOWARD PIERCE

COMPENSATION COMMITTEE

        The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering the 2000 Equity Incentive Plan. Mr. Widland is the sole member of the Compensation Committee.

        The Compensation Committee met [two] times during 2005.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

                AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
                  INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                  THAT THE COMPANY IS AUTHORIZED TO 500,000,000

        The Certificate of Incorporation presently authorizes the Company to issue up to 300,000,000 shares of Common Stock. As of Record Date, there were [167,434,381] shares of Common Stock issued and outstanding. The Company also has approximately [74,999,314] shares of Common Stock reserved for possible future issuance in connection with outstanding options, warrants, and convertible debentures. Many of these shares may never actually be issued. For example, many of the outstanding options and warrants have per share exercise prices well in excess of the current market price of the Common Stock, making their exercise unlikely. Nevertheless, the Company must keep reserved for future issuance a sufficient number of shares of Common Stock to meet its obligations to issue Common Stock in the event these options or warrants are exercised or convertible debentures are converted. Accordingly, the Company has available for issuance approximately [57,575,305] shares of Common Stock.

        Because of the limited number of shares of Common Stock available to be issued by the Company, the Board has unanimously approved, and voted to recommend that the Stockholders approve, the proposed amendment to the Certificate of Incorporation (in the form attached hereto as APPENDIX B, the "Common Stock Amendment") whereby the number of shares of Common Stock that the Company would be authorized to issue from time to time would be increased to 500,000,000 shares. If the Common Stock Amendment is approved by the Stockholders at the Annual Meeting, the Company intends to file the Common Stock Amendment with the Secretary of State of Delaware as soon as reasonably practicable after such approval and it will become effective upon filing.

        The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Except for issuances in respect of currently outstanding convertible and derivative securities, the Company does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of additional shares of Common Stock. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Board of Directors believes that an increase in the authorized Common Stock would provide the Company with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give the Company the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's stock. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

        Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO 500,000,000.

                                 PROPOSAL NO. 3

                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                     TO AUTHORIZE THE BOARD OF DIRECTORS TO
                     ISSUE PREFERRED STOCK FROM TIME TO TIME
                       IN ONE OR MORE SERIES BY RESOLUTION

        The Certificate of Incorporation presently authorizes the Company to issue up to 5,000,000 shares of Preferred Stock. As of Record Date, no shares of Preferred Stock were issued and outstanding.

        Under Delaware law, a corporation's preferred stock may have only those designations, preferences and rights that are specified in the corporation's certificate of incorporation or in a resolution providing for the issue of such stock adopted by the board of directors pursuant to authority expressly vested in it by the provisions of the corporation's certificate of incorporation. The Company's Certificate of Incorporation does not currently specify the designations, preferences or rights of the Preferred Stock or confer upon the Board of Directors the authority to adopt them by resolution. In order to avoid the additional delay and expense that would be incurred if the Company sought stockholder approval of an amendment to the Certificate of Incorporation that set forth the designations, rights and preferences of any series of Preferred Stock that it proposed to issue, the Board of Directors has unanimously approved, and voted to recommend that the Stockholders approve, the proposed amendment to the Certificate of Incorporation (in the form attached hereto as APPENDIX C, the "Preferred Stock Amendment") whereby the Board of Directors would be authorized to issue up to 5,000,000 shares of Preferred Stock from time to time in one or more series, and in connection with the creation of any such series, by resolution provide for the issuance of the shares thereof, to determine and fix the number of shares of such series and the designations, preferences and relative, participating, optional or other special rights thereof. If the Preferred Stock Amendment is approved by the Stockholders at the Annual Meeting, the Company intends to file the Preferred Stock Amendment with the Secretary of State of Delaware as soon as reasonably practicable after such approval and it will become effective upon filing.

        The terms of any series of Preferred Stock issued by resolution of the Board of Directors, when issued, will have such terms, including, without limitation, dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates as may be determined by the Board of Directors.

        The Company does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of Preferred Stock. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Board of Directors believes that authorizing the Board of Directors to issue Preferred Stock in one or more series from time to time by resolution would provide the Company with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, and other proper corporate purposes. Moreover, authorizing the Board to issue Preferred Stock in one or more series from time to time by resolution will give the Company the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's stock. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Preferred Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

        The issuance of any series of Preferred Stock could, depending upon the conversion and voting rights thereof, increase the number of shares of Common Stock outstanding on a fully diluted basis and (unless such issuance was pro-rata among existing stockholders) accordingly dilute the percentage ownership of existing stockholders. The dilutive effect of such an issuance could discourage a change in control of the Company by making it more difficult or costly. Additionally, the issuance of any series of Preferred Stock that was entitled to be paid a liquidation preference upon the consummation of any transaction that resulted in a change in control of the Company or that was entitled to vote as a separate class on any transaction that resulted in a change in control of the Company could discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to obtain control of the Company, and has no present intention to use the Preferred Stock to deter a change in control.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK FROM TIME TO TIME IN ONE OR MORE SERIES BY RESOLUTION.

                                 PROPOSAL NO. 4

                           AMENDMENT OF THE COMPANY'S
                  2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                       TO INCREASE THE NUMBER OF SHARES OF
                  COMMON STOCK ISSUABLE THEREUNDER TO 6,000,000

        At the Annual Meeting, the Stockholders will be asked to approve an amendment to the

Company's 2002 Non-Employee Directors Stock Option Plan (the "2002 Directors Plan") to increase the number of shares of Common Stock reserved for issuance under the 2002 Directors Plan from 4,000,000 to 6,000,000. A summary of the principal terms of the 2002 Directors Plan is set forth below.

        The Board believes that stock options are an important incentive for attracting and retaining on the Company's Board the service of individuals who are not otherwise employed by the Company or any subsidiary. The amendment to increase the number of shares of Common Stock issuable under the 2002 Directors Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract and retain qualified non-employee directors.

        Of the total 4,000,000 shares of Common Stock reserved for issuance under the 2002 Directors Plan, options to purchase [1,561,250] shares of Common Stock have been issued under the 2002 Directors Plan as of the Record Date.

        Although the Company cannot currently determine the number of options that may be granted in the future to non-employee directors of the Company, each of the non-employee directors of the Company has an interest in the approval of the amendment to the 2002 Directors Plan in so far as they are eligible recipients of options under the plan.

SUMMARY OF THE 2002 DIRECTORS PLAN

        The summary of the 2002 Directors Plan below is qualified in its entirety by the 2002 Directors Plan attached hereto as APPENDIX D.

        The 2002 Directors Plan is administered by the Board or, if so determined by the Board, by a committee consisting solely of two or more non-employee directors of the Company. The body administrating the 2002 Directors Plan is referred to herein as the "Administrative Body". The Administrative Body is authorized to construe, interpret and implement the provisions of the 2002 Directors Plan, to select the non-employee directors to whom awards will be granted, to determine the amount, terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2002 Directors Plan. The shares available for grant under the 2002 Directors Plan may be authorized and unissued shares or treasury shares. If any shares of Common Stock subject to an award are forfeited or the award otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. Only directors not employed by the Company or any of its subsidiaries are eligible to participate in the 2002 Directors Plan.

        Under the 2002 Directors Plan, the Administrative Body may issue only non-qualified options. Each option granted under the 2002 Directors Plan will, unless earlier terminated as provided in the 2002 Directors Plan, expire six years from the date of grant. If a non-employee director ceases to serve as a director of the Company, options issued to such a director under the 2002 Directors Plan will:

        (i) in the case of removal for cause, terminate immediately;

        (ii) in the case of death or disability, terminate two years after the date on which such director ceased to serve; and

        (iii) in all other the cases (including failure to be renonimated or reelected), terminate 12 months after such director ceased to serve.

        The exercise price of each option will be the fair market value of the Common Stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 2002 Directors Plan continues in effect through December 31, 2012. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Directors Plan. Notwithstanding the foregoing, any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's stockholders if such approval is required by any applicable law or regulation or any applicable stock exchange rule. Additionally, without the consent of the an affected non-employee director, no amendment, alteration, suspension, discontinuation or termination of the 2002 Directors Plan may materially, adversely affect the rights of such non-employee director under any option theretofore granted.

FEDERAL TAX CONSEQUENCES

        Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the 2002 Directors Plan. This description does not purport to be a complete description of the federal income tax aspects of the 2002 Directors Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular director eligible to receive options.

        A director to whom an option is granted under the 2002 Directors Plan will not recognize any taxable income upon the grant of an option. Upon the exercise of such option, an optionee will generally recognize ordinary compensation income equal to the difference between the exercise price of the option and the fair market value of the Common Stock acquired on the date of exercise. The tax basis of such Common Stock to the optionee will equal the amount includable in the optionee's income as compensation, and the optionee's holding period for such Common Stock will commence on the day on which the optionee recognizes the compensation income in respect of such Common Stock. Any additional gain or any loss recognized on the subsequent disposition of the shares of Common Stock will be a capital gain or loss and will be a long-term gain or loss if the shares are held for more than one year. Generally, the Company will be entitled to a tax deduction upon the exercise of an option under the 2002 Directors Plan at the same time and in the same amount as the ordinary income recognized by the optionee.

NEW PLAN BENEFITS

        Because awards under the 2002 Directors Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the 2002 Directors Plan. No options were granted under the 2002 Directors Plan in 2005.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth, as of December 31, 2005, certain information relating to the Company's equity compensation plans.

EQUITY COMPENSATION PLAN INFORMATION

         Plan Category                       Number of         Weighted-          Number of
                                           securities to        average           securities
                                             be issued      exercise price of     remaining
                                               upon           outstanding       available for
                                            exercise of        options,            future
                                            outstanding        warrants           issuance.
                                             options,         and rights
                                           warrants and
                                               rights
                                                (a)                (b)               (c)
Equity compensation plan approved by
         security holders                    16,549,500           $.26            16,549,500

Equity compensation plans not approved
         by security holders                  5,598,750(1)        $.56

Total                                        22,148,250           $.33            22,148,250

(1) Comprised of (i) [1,128,750] shares of Common Stock issuable upon the exercise of non-plan options issued in [January 2005] to non-employee directors and exercisable at a per share exercise prices ranging from $[.20] to $[.40],
(ii) [120,000] shares of Common Stock issuable upon the exercise of non-plan options issued in [December 2000] to member's of the Company's advisory board and exercisable at a per share exercise price of $1.00; (iii) [4,250,000] shares of Common Stock issuable upon the exercise of non-plan options issued in [September 2000, December 2000 and December 2001] to employees of the Company and exercisable at a per share exercise prices ranging from $[.20 ] to $[1.00] and (iv) [100,000] shares of Common Stock issuable upon exercise of [two]-year options issued in [September 2004] to a consultant in consideration of services at a per share exercise price of $[.30].

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S 2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER TO 6,000,000.

                                 PROPOSAL NO. 5

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has selected Rotenberg as the Company's independent public accountants for the audit of the Company's consolidated financial statements for the year ending December 31, 2006. The Board of Directors has directed that such appointment be submitted for ratification by the Stockholders at the Annual Meeting.

        In January 2004, the Audit Committee engaged Rotenberg to serve as the Company's independent public accountants for the audit of the Company's 2003 consolidated financial statements. In May 2003, the Audit Committee had engaged Rotenberg to review, prior to filing, the Company's Quarterly Reports on Form 10-QSB for 2003.

        It is not anticipated that a representative of Rotenberg will be present at the Annual Meeting.

FEES

        The following table presents fees for professional audit services rendered by Rotenberg, for the audit of the Company's annual financial statements for 2005 and 2004. No fees were billed, nor were other services rendered, by Rotenberg during 2005 and 2004.

            Type of Service/Fee        Fiscal 2005       Fiscal 2004

            Audit Fees (1)               $73,050           $48,845

            Audit Related Fees (2)       $ 7,510                $0

(1) Audit Fees consist of fees for professional services rendered for the audit of our consolidated financial statements included in the Annual Report on Form 10-KSB and the review of the interim financial statements included in the Quarterly Reports on Form 10-QSB, and for the services that are normally provided in connection with regulatory filings or engagements.

(2) Audit Related fees includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to consultation regarding generally accepted accounting principles.

        The Audit Committee reviews non-audit services rendered for each year and determines whether such services are compatible with maintaining the accountants' independence. The Audit Committee's policy is to pre-approve all audit services and all non-audit services that Company's independent public accountants are permitted to perform for Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent public accountants and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for, among other things, the annual financial statement audit engagement.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                                  OTHER MATTERS

        At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any matter that will be presented for a vote thereat.

                              STOCKHOLDER PROPOSALS

        Under the rules of the SEC, stockholder proposals intended to be presented at the Company's 2007 annual meeting of stockholders must be made in accordance with the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than November [__], 2006. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2007 proxy statement.

                                  ANNUAL REPORT

        Enclosed is the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including audited financial statements. This Annual Report on Form 10-KSB does not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

        The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company has engaged MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, to assist in soliciting proxies for a fee of $7,500 plus expenses. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

        It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy card and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            John J. Joyce
                                            Chief Executive Officer
March __, 2006

                               AMBIENT CORPORATION

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                 COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                [APRIL 26], 2006

                            PROXY VOTING INSTRUCTIONS

The undersigned hereby constitutes and appoints JOHN J. JOYCE, with full power of substitution, attorney and proxy to represent and to vote all the shares of common stock, par value $.001 per share, of AMBIENT CORPORATION (the "Company") that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on [April 26], 2006, and at any adjournment(s) thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS. Nominees: JOHN J. JOYCE, MICHAEL WIDLAND AND D. HOWARD PIERCE.

(Mark only one of the following boxes.)

|_| VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any): _________________

|_| VOTE WITHHELD from all nominees.

2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO 500,000,000.

|_| FOR |_| AGAINST |_| ABSTAIN

3. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK FROM TIME TO TIME IN ONE OR MORE SERIES BY RESOLUTION.

|_| FOR |_| AGAINST |_| ABSTAIN

4. PROPOSAL TO AMEND THE COMPANY'S 2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER TO 6,000,000.

|_| FOR |_| AGAINST |_| ABSTAIN

5. PROPOSAL TO RATIFY THE APPOINTMENT OF ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

|_| FOR |_| AGAINST |_| ABSTAIN

In his discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of The Board of Directors, FOR the proposal to amend the Company's Certificate of Incorporation to increase the number of shares of common stock authorized for issuance, FOR the proposal to amend the Company's Certificate of Incorporation to authorize the Board of Directors to issue preferred stock from time to time in one or more series by resolution, FOR the proposal to amend the Company's 2002 Non-Employee Directors Stock Option Plan to increase the number of shares of common stock issuable thereunder, FOR the ratification of the appointment of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. as the Company's independent public accountants for the fiscal year ending December 31, 2006 and in the discretion of the proxy named herein on any other proposals to properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated March __, 2006.

Dated: __________________, 2006

                           SIGNATURE OF STOCKHOLDER(S)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.

____________________________________________________

____________________________________________________

I plan |_| I do not plan |_| to attend the Annual Meeting.

                                   APPENDIX A

                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                              AMBIENT CORPORATION.
                                     CHARTER

I.      PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors of Ambient Corporation. (the "Company") in fulfilling its oversight responsibilities by reviewing the quarterly and annual financial reports ; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

        o Serve as an independent and objective party to monitor the Company's financial reporting process and financial internal control system.

        o Review and appraise the audit efforts of the Company's independent accountants..

        o Provide an avenue of communication between the independent accountants, management and the Board of Directors.

        The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.     COMPOSITION

        The Audit Committee shall be comprised of a two or more directors as determined by the Board from time to time, a majority of which shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a basic working familiarity with finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs .

The members of the Committee shall be elected by the Board. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.    MEETINGS

        The Committee shall meet at least four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to view the Company financials consistent with Section IV.4. below).

IV.     RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually as conditions dictate.

2. Review with financial management and the independent accountants the Company's Annual Reports on Form 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of these reviews .

3. Review the independent accountants letters to management addressing internal controls and management's response.

4. Review with financial management the Company's Quarterly Reports on Form 10-Q prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of these reviews.

INDEPENDENT ACCOUNTANTS

1. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESSES

1. In consultation with the independent accountants , review the integrity of the Company's financial reporting processes, both internal and external.

2. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

3. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants management. department.

PROCESS IMPROVEMENTS

1. Establishing a regular system of reporting to the Audit Committee by management regarding any significant judgements made in preparation of the financial statements and the view of each as to appropriateness of such judgements.

2. Following completion of the annual audit, review separately with management, the independent accountants any significant difficulties encountered during the course of the audit including any restrictions on the scope of work or access to required information.

3. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with preparation of financial statements.

4. Review with independent accountants and management the extent to which changes or improvements in financial or accounting practices as approved by the Audit Committee have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

1. Establish, review and update, periodically, a Code of Ethical Conduct to ensure that management has established a system to enforce this Code.

2. Review management's monitoring of the Company's compliance with the Company's Ethical Code and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3. Review activities, organizational structure and qualifications of the internal auditors.

4. Review with the Company's counsel legal compliance matters including corporate securities trading policies.

5. Review with the Company's counsel any legal matter that could have a significant impact on the Company's financial statements.

6. Perform any other activities consistent with this Charter the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

                                   APPENDIX B

                       PROPOSED AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                       TO INCREASE THE NUMBER OF SHARES OF
                                  COMMON STOCK
                     AUTHORIZED FOR ISSUANCE TO 500,000,000

FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively as "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue consists of five hundred million (500,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $.001.

                                   APPENDIX C

                       PROPOSED AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                       TO AUTHORIZE THE BOARD OF DIRECTORS
                            TO ISSUE PREFERRED STOCK
                     FROM TIME TO TIME IN ONE OR MORE SERIES
                                  BY RESOLUTION

Paragraph FOURTH of the Certificate of Incorporation is hereby amended by inserting therein at the end thereof the following text:

"Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock."

                                   APPENDIX D

                               AMBIENT CORPORATION
                           2002 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

1. Purpose. The Ambient Corporation 2002 Non-Employee Directors Stock Option Plan (the "Plan") is designed to aid Ambient Corporation, a Delaware corporation (the "Company"), in retaining and attracting non-employee directors (directors who are not employees of the Company or of any corporation, partnership, joint venture or other business entity of which fifty percent (50%) or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company) of exceptional ability by enabling such non-employee directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services that will contribute to the continued growth and success of the Company.

2. Amount and Source of Stock. The total number of shares of the Company's common stock, $.001 par value per share (the "Stock"), which may be the subject of options granted pursuant to the Plan shall not exceed 4,000,000, subject to adjustment as provided in paragraph 10. Such Stock may be reserved or made available from the Company's authorized and unissued Stock or from Stock reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Stock subject to such option shall be added to the Stock otherwise available for issuance pursuant to the exercise of options under the Plan.

3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, if determined by the Board, a committee selected by the Board and comprised solely of two or more members of the Board, who are "Non-Employee Directors" as that term is defined in Rule 16b-3(b)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended. The corporate body administering the Plan is hereinafter referred to as the "Administrative Body." The Administrative Body shall have all the powers vested in it by the terms of the Plan. Such powers include the authority to select the participants who will receive options under the Plan, to prescribe the form of the individual option agreements, to grant options under the Plan, to fix the vesting and other terms of each option grant, to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Administrative Body in the administration of the Plan shall be final and conclusive.

4. Option Grants.

(a) Each non-employee director shall be eligible to receive grants of options at such time or times and for such number of shares of Stock as the Administrative Body, in its discretion, shall determine. The date on which an option is granted under this subparagraph to a specified individual shall constitute the date of grant of such option (the "Date of Grant").

(b) The terms relating to the vesting of the option shall be fixed by the Administrative Body at the time of the grant of the option.

5. Option Price. The exercise price of the Stock purchasable under any option granted pursuant to the Plan shall be equal to the Fair Market Value of a share of Stock on the Date of Grant. For purposes of the Plan, the "Fair Market Value" of a share of Stock shall mean (i) if the Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the Date of Grant (or if there is no closing price for such Date of Grant, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded on the over-the-counter market and quotations are published on the NASDAQ quotations system (but not on NMS), the per share closing bid price of the Stock on the Date of Grant as reported by NASDAQ (or if there is no closing bid price for such Date of Grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Stock is traded on the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the

Stock; or (iv) if the Stock is not traded on a securities exchange or the over-the-counter market, the valuation accorded to each share of Stock by the Administrative Body.

6. Term of Option.

(a) Unless earlier terminated pursuant to the other provisions herein, the option hereby granted shall terminate at the close of business on the date six
(6) years from the Date of Grant (the "Expiration Date").

(b) If the non-employee director is removed as a director of the Company for cause (as determined in accordance with applicable law) by the stockholders of the Company, the unexercised portion of the option will terminate simultaneously with the non-employee director's removal as a director.

(c) If a non-employee director ceases to be a director of the Company on account of his or her death or disability, then the option may be exercised at any time prior to the earlier of the Expiration Date and24 months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

(d) If a non-employee director ceases to be a director of the Company for any reason (other than cause, death or disability), then the option may be exercised at any time prior to the earlier of the Expiration Date and 12 months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

(e) No option granted hereunder shall be exercisable unless and until the non-employee director has entered into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary (or such other officer as is specified in the individual option agreement) of the Company at its then principal office. Such notice shall specify the number of shares of Stock for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. The Administrative Body shall determine whether the exercise price for an option shall be paid in cash, by the surrender at Fair Market Value of Stock (held for at least six (6) months), by any combination of cash and shares of Stock, including, without limitation, cash, Stock or other property (including notes or other contractual obligations of non-employee directors to make payment on a deferred basis), the means or methods of payment, including through "cashless exercise" arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to non-employee directors upon the exercise of such option. Delivery of such notice shall constitute an irrevocable election to purchase the Stock specified in such notice, and the date on which the Company receives the last of such notice, documentation and the aggregate option exercise price for all of the Stock covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Stock so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Stock to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

8. Right of the Company to Terminate Services of a Non-Employee Director. Nothing contained herein or in any individual option agreement shall be construed to confer on any non-employee director any right to continue as a director of the Company or derogate from any right of the Company, the Board or the stockholders of the Company to remove or not renominate such non-employee director as a director of the Company, with or without cause.

9. Non-transferability of Options. No option granted under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such non-employee director to, any party, other than the Company, or assigned or transferred by such non-employee director otherwise than by will or the laws of descent and distribution, and such option shall be exercisable during the lifetime of the non-employee director only by the non-employee director or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrative Body may, in its discretion, provide that an option of a non-employee director granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Administrative Body may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a non-employee director may, in the manner established by the Administrative Body, designate a beneficiary (which may be a person or a trust) to exercise the rights of the non-employee director, and to receive any distribution, with respect to any option upon the death of the non-employee director. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any non-employee director shall be subject to all terms and conditions of the Plan and any individual option agreement applicable to such non-employee director, except as otherwise determined by the Administrative Body, and to any additional restrictions deemed necessary or appropriate by the Administrative Body.

10. Adjustments Upon Certain Events. In the event that the Administrative Body shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of non-employee directors under the Plan, then the Administrative Body shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with options, (ii) the number and kind of shares of Stock issuable in respect of outstanding options, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding option.

11. General Restrictions.

(a) No option granted hereunder shall be exercisable if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

(b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the non-employee director holding the option, at the time of any such exercise, representations, warranties and agreements to the effect that the Stock is being purchased by the non-employee director for investment only and without any present intention to sell or otherwise distribute such Stock and that the non-employee director will not dispose of such Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Stock shall bear appropriate legends summarizing such restrictions on the disposition thereof.

12. Changes to the Plan.

(a) The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Administrative Body's authority to grant options under the Plan without the consent of the Company's stockholders or non-employee directors, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected non-employee director, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such non-employee director under any option theretofore granted and any individual option agreement relating thereto. Subject to applicable law, the Administrative Body may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any option theretofore granted and any individual option agreement relating thereto; provided, however, that without the consent of an affected non-employee director, no such amendment, alteration, suspension, discontinuation, or termination of any option may materially and adversely affect the rights of such non-employee director under such option.

(b) The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

13. Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on December 31, 2012, and no options under the Plan shall thereafter be granted.

14. Fractional Shares. The Company will not be required to issue any fractional shares of Stock pursuant to the Plan. The Administrative Body may provide for the elimination of fractions and for the settlement of fractions in cash.

15. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Administrative Body may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Administrative Body alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected non-employee director, any other non-employee director, any employee, the Company, any stockholder or any other person.

16. Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.